EXHIBIT 4.01

THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY.
THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

SEVENTH

SUPPLEMENTAL INDENTURE
_________________________
EL PASO ELECTRIC COMPANY

To

U.S. BANK NATIONAL ASSOCIATION

Trustee

Dated as of April 11, 2006
_________________________
Supplemental to General Mortgage Indenture
and Deed of Trust

Dated as of February 1, 1996

THIS IS A SECURITY AGREEMENT GRANTING A SECURITY INTEREST IN PERSONAL PROPERTY INCLUDING PERSONAL PROPERTY AFFIXED TO REALTY AS WELL AS A MORTGAGE UPON REAL ESTATE AND OTHER PROPERTY.

SEVENTH SUPPLEMENTAL INDENTURE

THIS SEVENTH SUPPLEMENTAL INDENTURE, dated as of April 11, 2006 (the "Supplemental Indenture''), between EL PASO ELECTRIC COMPANY, a Texas corporation (the "Company"), whose principal office is located at Stanton Tower, 100 North Stanton, El Paso, Texas, 79901, and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as successor or Trustee to State Street Bank and Trust Company (the "Trustee"), whose corporate trust office is located at One Federal Street, 3rd Floor, Boston, Massachusetts, 02110.

WITNESSETH

WHEREAS, the Company and the Trustee have entered into that (i) General Mortgage Indenture and Deed of Trust, dated as of February 1, 1996 (the "Original Indenture''), relating to the issuance of Bonds as may be created and established from time to time in one or more series; (ii) First Supplemental Indenture dated as of February 1, 1996 (the "First Supplemental Indenture"); (iii) Second Supplemental Indenture dated as of August 19, 1997 (the ''Second Supplemental Indenture"); (iv) Third Supplemental Indenture dated as of January 29, 1999 (the "Third Supplemental Indenture"); (v) Fourth Supplemental Indenture dated as of January 25, 2002 (the "Fourth Supplemental Indenture"); (vi) Fifth Supplemental Indenture dated as of December 17, 2004 (the "Fifth Supplemental Indenture"); and (vii) Sixth Supplemental Indenture dated as of May 5, 2005 (the "Sixth Supplemental Indenture" and, together with the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, the "Indenture");

WHEREAS, the Company has, from time to time, issued Bonds pursuant to the terms of the Indenture and mortgaged and pledged the Mortgaged Property to secure payment of such Bonds;

WHEREAS, the Company has, as of the date hereof, retired all of the Bonds which were previously issued pursuant to the terms of the Indenture;

WHEREAS, the Company intends for the Lien of this Indenture to remain in effect for so long as the Company complies with all covenants and other agreements set forth in the Indenture and the requirements of applicable law to secure Bonds which the Company may wish to issue in the future pursuant to the terms of Indenture;

WHEREAS, because no Bonds are currently Outstanding, this Supplemental Indenture will not adversely affect or diminish the legal rights under the Indenture of any Holder of Outstanding Bonds or materially impair the security of the Indenture, and therefore, the Company and the Trustee may enter into this Supplemental Indenture without the consent of any Bondholder pursuant to Section 14.01 of the Original Indenture; and

WHEREAS, all acts and things have been done and performed which are necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is agreed by and between the Company and the Trustee as follows:

ARTICLE 1
DEFINITIONS

Section 1.01. Terms Incorporated By Reference. Except for the terms defined in this Supplemental Indenture, all capitalized terms used in this Supplemental Indenture have the respective meanings set forth in the Indenture.

ARTICLE 2
AMENDMENT OF ORIGINAL INDENTURE

Section 2.01. Addition of Subsection 17.0l(d). The following provision is hereby added to the Original Indenture as subsection 17.01(d):

(d) Notwithstanding anything in this Indenture to the contrary, if at any time or from time to time no Bonds shall be Outstanding, then the Lien of this Indenture shall nevertheless remain in effect to secure Bonds that are subsequently issued hereunder through a Supplemental Indenture for so long as the Company shall continue to comply with its covenants and other agreements set forth herein and the requirements of applicable law; provided, however, that at any such time the Company shall have the right, pursuant to the provisions of subsection (a) above, to require the Trustee to satisfy and discharge the Lien of this Indenture.

ARTICLE 3
THE TRUSTEE

Section 3.01. Trustee's Disclaimer. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture other than as set forth in the Indenture, and this Supplemental Indenture is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents as if the same were set forth at length herein.

ARTICLE 4
MISCELLANEOUS

Section 4.01. Reference to Original Indenture. Except insofar as otherwise expressly provided herein, all the provisions, definitions, terms and conditions of the Original Indenture, as it has been and may from time to time be amended, shall be deemed to be incorporated in and made a part of this Supplemental Indenture; and the Original Indenture as heretofore supplemented and as supplemented by this Supplemental Indenture is in all respects ratified and confirmed; and the Original Indenture, as amended, and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 4.02. Governing Law. In view of the fact that Bondholders may reside in various states and the desire to establish with certainty that this Supplemental Indenture will be governed by and construed and interpreted in accordance with the law of a state having a well developed body of commercial and financial law relevant to transactions of the type contemplated herein, this Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflict of laws provisions thereof) applicable to agreements made and to be performed therein, except to the extent that the TIA shall be applicable and except to the extent that the TIA shall be applicable and except to the extent the law of any jurisdiction wherein any portion of the Mortgaged Property is located shall mandatorily govern the perfection, priority or enforcement of the Lien of the Indenture with respect to such portion of the Mortgaged Property.

Section 4.03. Successors. All covenants, stipulations and agreements of the Company in this Supplemental Indenture shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successor.

Section 4.04. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts when so executed shall be deemed to be an original, but all such counterparts shall together constitute by one and the same instrument.

IN WITNESS WHEREOF, EL PASO ELECTRIC COMPANY has caused this Supplemental Indenture to be executed by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents, and duly attested by its Secretary or one of its Assistant Secretaries, and U.S. BANK NATIONAL ASSOCIATION has caused the same to be executed by one of its Vice Presidents and duly attested by one of its Assistant Vice Presidents, as of the day and year first above written.

EL PASO ELECTRIC COMPANY

By: /s/ Steven P. Busser
Name: Steven P. Busser
Title: Vice President-Regulatory Affairs and
Treasurer

Attest:

/s/ Gary Sanders
Assistant Secretary

U.S. BANK NATIONAL
ASSOCIATION, as Trustee

By: /s/ Alison D.B Nadeau
Name: Alison D.B. Nadeau
Title: Vice President

Attest:

ACKNOWLEDGEMENT

STATE OF TEXAS        )
) SS.
COUNTY OF EL PASO    )

On the 10th day of April, 2006, before me personally came Steven P. Busser, to me known, who, being by me duly sworn, did depose and say that he resides in El Paso County, Texas; that he is the Vice President-Regulatory Affairs and Treasurer of E1 Paso Electric Company, a Texas corporation, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the board of directors of said corporation.

/s/ Hilda Vargas
Notary Public
(Notary Seal)

ACKNOWLEDGEMENT

COMMONWEALTH OF MASSACHUSETTS    )
) SS.
COUNTY OF SUFFOLK                )

On the 7th day of April, 2006, before me personally came Alison D.B. Nadeau, to me known, who, being by me duly sworn, did depose and say that s/he resides in Wilmington, Massachusetts; she is a Vice President of U.S. Bank National Association, a banking corporation organized under the laws of The Commonwealth of Massachusetts, the corporation described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the board of directors of said corporation, and that she signed her name thereto by her authority.

(Notary Seal)